UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant X
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Check the appropriate box:
____ Preliminary proxy statement	____ Confidential, for use of the Commission only [as permitted by Rule 14a-6(e)(2)].
X Definitive Proxy Statement.
____ Definitive Additional Materials.
____ Soliciting Material Pursuant to §240.14a-12.
National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)
________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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100 E. Vine Street

Robert G. Adams

Murfreesboro, Tennessee 37130

Chief Executive Officer

NHC

March 27, 2009

Dear Fellow Shareholder:

It is my pleasure to invite you to attend NHC’s 2009 Annual Meeting of Shareholders.  The annual meeting will be held on Tuesday, May 5, 2009 at 4:00 p.m. CDT on the 14th Floor at the City Center in Murfreesboro, 100 E. Vine Street, Murfreesboro, Tennessee.

The Notice of Annual Meeting and Proxy Statement in this mailing describe the business items we plan to address at the meeting.  We also will present a brief report on our business and respond to your questions.

Your vote is very important.  Please take the time to cast your vote regardless of the number of shares you own.  You have the option to cast your proxy vote by telephone or online at Proxyvote.com as provided by Broadridge Financial Solutions.  These are quick, cost-effective and easy ways for you to submit your proxy.  If you vote by telephone or via the internet, you do not need to return the enclosed proxy card by mail.  If you prefer to vote by mail, please promptly sign, date and return the enclosed proxy card in the postage-paid envelope provided.

I look forward to seeing you on May 5th.

Best regards,

2

NHC

100 E. Vine Street

Murfreesboro, TN  37130

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

-----------------------------

The 2009 Annual Meeting of the Shareholders (the "Meeting") of National HealthCare Corporation (ANHC@ or the "Company") will be held on the 14th Floor of the City Center at 100 E. Vine Street, Murfreesboro, Tennessee, on Tuesday, May 5, 2009, at 4:00 p.m. CDT.  At the meeting, we will vote on the following items and any other matters that are properly presented at the meeting:

1) Reelect two directors;

2)  Transact such other business as may properly come before the meeting or any continuances of it.

The nominees for reelection as directors are J. Paul Abernathy and Robert G. Adams.  These nominees currently serve as directors of the Company.

The Board of Directors (the ABoard@) has chosen the close of business on Monday, March 16, 2009 as the record date (the ARecord Date@) for the determination of shareholders who must be notified of and who are eligible to vote at the meeting or at any postponement or adjournment of the meeting.

Please use the toll-free telephone number or vote online at Proxyvote.com (provided by Broadridge Financial Solutions) or sign, date, and return the proxy card promptly in the enclosed envelope.  All proxy materials are also available via the website at www.NHCcare.com.  If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

As authorized by the Board of Directors,

JOHN K. LINES
SVP, General Counsel & Secretary

March 27, 2009

Murfreesboro, Tennessee

Your Vote is Important!

3

NHC

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100 E. Vine Street

Murfreesboro, Tennessee 37130

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PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because NHC’s Board of Directors is asking (or soliciting) shareholders to provide proxies to be voted at our 2009 Annual Meeting of the Shareholders.  The Meeting is scheduled for May 5, 2009, and your proxy will be used at the meeting or at any adjournment or postponement of the Meeting.  In this Proxy Statement, we refer to National HealthCare Corporation as “NHC,” “we,” “our” or the “Company.”

What is a proxy?

A proxy is a legal designation of another person to vote your shares.  You may authorize the other person by phone or via an Internet website.  You also may do so in writing by filling out your proxy card if you hold shares in your own name.  If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials.  Most brokers offer voting by mail by completion of a voting instruction card, by telephone or via the Internet.

When is this Proxy Statement (with Annual Report) being mailed?

This Proxy Statement and the proxy card are first being sent to shareholders on or near March 27, 2009.  A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2008, including audited financial statements, is also enclosed.

Are the proxy materials available on the Internet?

A full set of proxy materials is available on the NHC website at www.NHCcare.com.  Just click on the button labeled “2009 Proxy Materials” after clicking on the “Investor” tab.   Our Company maintains the confidentiality of shareholders who use our website.  We do not utilize “cookies” or other tracking features on the NHC website.

How can you vote?

You may vote by using the toll-free number or via the Internet at Proxyvote.com.  Your proxy card includes instructions for using these quick, cost-effective and easy voting methods.  You also may simply fill out, sign and date your proxy card and mail it in the prepaid envelope included with these proxy materials.  If you vote by telephone or the Internet, do not return your proxy card by mail.  You will need to follow the instructions when you vote using any of these methods to make sure your vote will be counted at the meeting.  You also may vote by submitting a ballot in person if you attend the meeting.  However, we encourage you to vote by proxy card, by telephone or via the Internet even if you plan to attend the meeting.  If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials.  Most brokers offer voting by mail (with the completion of a voting instruction card), by telephone and via the Internet.  If you hold shares through a broker or other nominee and wish to vote your shares at the meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the Meeting.

Can I revoke my proxy?

You have the power and right to revoke the proxy at any time before the Meeting.  A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy.  Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

Who is entitled to vote at the meeting?

All shareholders who held shares of common stock or preferred stock at the end of the business day on the Record Date (March 16, 2009) are entitled to receive notice of and to vote at the meeting.

Who attends the Meeting?

Shareholders (or their authorized representatives) and our guests are invited to attend the Meeting.

How will your shares be represented at the meeting?

At the Meeting, the officers named in your proxy card will vote your shares in the manner you requested if you correctly submitted your proxy.  If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our Board of Directors recommends, which is:

FOR the reelection of each of the nominees for director named in this Proxy Statement.

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, but if other matters are brought up before or at the meeting, the officers named in your proxy would take action in their judgment in the best interests of our Company and its shareholders.

How many shares will be voted at the Meeting?

All shareholders who hold shares at the end of the business day on the Record Date are entitled to vote at the Meeting.  The outstanding voting securities of the Company as of March 6, 2009, consisted of 13,646,900 shares of common stock, par value $.01 per share ("Common Stock") and 10,841,062 shares of Series A Convertible Preferred Stock, par value $.01 per share (“Preferred Stock”).  Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting.  Each share of Preferred Stock has the right to one vote for each share of Common Stock into which such share of Preferred Stock can be converted.  The number of shares of Common Stock distributed upon conversion of a share of Preferred Stock is currently .24204.   Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the voting power of the shares of Common Stock and Series A Convertible Preferred Stock outstanding on the Record Date, together as a single class, will constitute a quorum at the Meeting.  Shares of Common Stock and Preferred Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

How many votes are required for the approval of directors?

Our Company’s bylaws provide that directors are “elected by a plurality of the votes cast at the annual meetings of the stockholders or at a special meeting of the stockholders called for that purpose.”

How will abstentions be counted?

Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes on such matter.

What is a broker non-vote and how is it counted?

If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.  Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

Are there any shareholders that beneficially own more than 5% of NHC’s Stock?

The following information is based upon filings made by the persons or entities identified below with the Securities and Exchange Commission (ASEC@).  Except as set forth below, on March 6, 2009, no person was known to us to beneficially own more than 5% of the outstanding Common Stock or Preferred Stock.

Name And Address Of Beneficial Owner	Amount & Nature of Beneficial Ownership of Common Stock	Percent of Class(1)	Amount & Nature of Beneficial Ownership of Preferred Stock	Percent of Class

W. Andrew Adams 750 S. Church St., Ste. B Murfreesboro, TN 37130	889,847(2)	6.4%	594,924	5.5%
The Adams Group 5010 N.E. 50th Street Seattle, WA 98105	861,795(3)	6.2%	679,157	6.3%
National Health Corporation (4) P. O. Box 1398 Murfreesboro, TN 37133	1,578,815(5)	11.3%	1,271,147	11.7%
Ira Sochet 1602 Micanopy Avenue Miami, FL 33133	1,060,887	7.8%	-	-
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,077,648(6)	7.9%	-	-
The 1818 Fund II 140 Broadway New York, NY 10005	805,155(7)	5.9%	-	-

(1)  Each share of Series A Convertible Preferred Stock is convertible into .24204 of a share of Common Stock at any time at the option of the holder.  The percentages shown are based on 13,646,900 shares of Common Stock outstanding plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options that are exercisable within 60 days and assuming the conversion of the Preferred Stock held by such holder (but not the conversion of Preferred Stock by any other holder).  The percentage shown for the Preferred Stock is based on 10,841,062 shares of Preferred Stock outstanding.

(2)  This number includes 60,000 shares in stock options outstanding to Mr. Adams and 143,995 shares issuable upon conversion of the Preferred Stock.

(3)  This number includes 164,383 shares issuable upon conversion of the Preferred Stock.

(4)  National Health Corporation is owned solely by the National Health Corporation Leveraged Employee Stock Ownership Plan & Trust.  Its Board of Directors is composed of D. Gerald Coggin, Jeffrey R. Smith and Michael Ussery, all of whom disclaim any beneficial ownership thereof.

(5)  This number includes 307,668 shares issuable upon conversion of the Preferred Stock.

(6)  These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)  This number includes 60,000 shares in stock options outstanding to Mr. Tucker and 70,000 shares owned by Mr. Tucker, all of which The 1818 Fund II disclaims ownership.  Mr. Tucker is a general partner of Brown Brothers Harriman & Co., which is the general and managing partner of The 1818 Fund II.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors are divided into three groups.  Each group is elected for a three-year term and only one group is up for election each year.  At the February 11, 2009 meeting, two directors were nominated for reelection by the Board, each for a term of three years or until their successors are duly elected and qualified.

J. Paul Abernathy and Robert G. Adams, currently directors of the Company, have been nominated for reelection to the Board by the Nominating and Corporate Governance Committee.  They were unanimously approved on motion made by Mr. Tucker and seconded by Mr. Hassan.  Unless authority to vote for the election of directors has been specifically withheld, your proxy holder intends to vote for the election of Dr. Abernathy and Mr. Adams as directors.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS.

DIRECTORS OF THE COMPANY

NHC has a seven person Board of Directors.  Directors each serve a three year term and may be removed from office for cause only.  The following table gives information about our directors:

Name and Address of Directors	Age	Position	Expiration of Term

J. Paul Abernathy, M.D. 2102 Greenland Dr. Murfreesboro, TN 37130	73	Director	2009
Robert G. Adams 100 Vine St., Ste. 1400 Murfreesboro, TN 37130	62	Director, CEO & Chairman	2009
W. Andrew Adams 750 S. Church Street, Suite B Murfreesboro, TN 37130	63	Director	2011
Ernest G. Burgess III 7097 Franklin Road Murfreesboro, TN 37128	69	Director	2011
Emil E. Hassan 1704 Irby Lane Murfreesboro, TN 37127	62	Director	2011
Richard F. LaRoche, Jr. 2103 Shannon Dr. Murfreesboro, TN 37129	63	Director	2010
Lawrence C. Tucker 140 Broadway New York, NY 10005	66	Director	2010

Dr. J. Paul Abernathy, M.D. (Independent Director) joined the Board in 2003 and is a retired general surgeon.   He was in private practice at Murfreesboro Medical Clinic from 1971 until retirement in 1995.  Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky.  Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi.  Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and holds memberships in the Southern Medical Society, the Southeastern Surgery Society, and is a Fellow in the American College of Surgeons.  Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee.  He serves on the Company=s Audit Committee, Compensation Committee and is Chairman of the Nominating and Corporate Governance Committee.

Robert G. Adams (Chairman, CEO & Inside Director) has served NHC for 35 years - 18 years as Senior Vice President, 10 years as Chief Operating Officer, 5 years as President/CEO and 18 years on the Board of Directors.  He became Chairman of the Board on January 1, 2009 and has been Chief Executive Officer since November 1, 2004.  He has extensive long-term health care experience, including serving NHC as a health care center administrator and Regional Vice President.  Mr. Adams has a B.S. degree from Middle Tennessee State University.  He is the brother of W. Andrew Adams and brother-in-law of D. Gerald Coggin.  His son-in-law, J. Buckley Winfree, is the Administrator of AdamsPlace in Murfreesboro, Tennessee (a wholly owned subsidiary of NHC/OP, L.P.).

W. Andrew Adams (Affiliated Director) served NHC as President and CEO until he resigned those positions in 2004, remaining as Chairman of the Board through 2008. At its inception in 1997, he served National Health Realty, Inc. as President and Chairman of the Board, resigning his position as President in November 2004.  Mr. Adams has been President and a director of National Health Investors, Inc. since its inception in 1991.  He previously served on the Boards of Assisted Living Concepts, SunTrust Bank, David Lipscomb University and the Boy Scouts of America.  He received his B.S. and M.B.A. from Middle Tennessee State University.  He is the brother of Robert G. Adams and brother-in-law of Ernest G. Burgess and D. Gerald Coggin.

Ernest G. Burgess, III (Affiliated Director) served as NHC=s Senior Vice President of Operations for 20 years before retiring in 1994.  His Board of Director=s position spans seventeen years.  He has a M.S. degree from the University of Tennessee and is currently the Mayor of Rutherford County, Tennessee.  He is the brother-in-law of W. Andrew Adams. His daughter, Lynn B. Foster, serves as Administrator of NHC HealthCare, Murfreesboro.

Emil E. Hassan (Independent Director) joined the Board in April 2004.   In 2004, he retired from the position of Senior Vice President of manufacturing, purchasing, quality and logistics for Nissan North America, Inc.  He now serves as Chairman of Auto Services Americas, which handles the great majority of Nissan=s vehicle transportation logistics, preparation and delivery requirements and some other auto manufacturer’s vehicles.  Prior to joining Nissan, he was with Ford Motor Co. for twelve years, where he held various management positions in engineering and manufacturing.  Mr. Hassan is the chairman of the Business/Education Partnership of Murfreesboro and Rutherford County and he sits on the board of Middle Tennessee Medical Center.  He is a member of the Society of Automotive Engineers, the Leadership Rutherford Alumni Association, the Leadership Nashville Alumni Association and the Rutherford County Chamber of Commerce.  He is a former board member of the Federal Reserve Bank of Atlanta, Nashville Branch.  Mr. Hassan is Chairman of NHC=s Compensation Committee and also serves on NHC=s Nominating and Corporate Governance Committee and Audit Committee.

Richard F. LaRoche, Jr. (Independent Director) served 27 years with NHC as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002.  He has served as a Board member since 2002.  He has a law degree from Vanderbilt University (1970) and an A.B. degree from Dartmouth College (1967).  Mr. LaRoche serves as a director of Lodge Manufacturing Company (privately held).  Mr. LaRoche serves on NHC’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Lawrence C. Tucker (Independent Director) has been with Brown Brothers Harriman & Co., private bankers, for 42 years and became a general partner of the firm in January 1979.  He served on that firm=s steering committee and was responsible for its corporate finance activities, which included management of the 1818 funds, private equity investing partnerships with originally committed capital of approximately $2 billion. The 1818 Fund II is an investor in NHC.  Mr. Tucker has been a director since 1998 and is Chairman of NHC=s Audit Committee and serves on the Compensation and Nominating and Corporate Governance Committees.

EXECUTIVE OFFICERS OF THE COMPANY

Officers serve at the pleasure of the Board of Directors for a term of one year.  The following table gives information about our executive officers (those not serving on the Board):

Name and Address of Executive Officers	Age	Position

Joanne M. Batey 100 Vine St., Ste. 800, Murfreesboro, TN	64	Senior V.P., Homecare
D. Gerald Coggin 100 Vine St., Ste. 1400, Murfreesboro, TN	57	Senior V.P., Corporate Relations
Donald K. Daniel 100 Vine St., Ste. 1200, Murfreesboro, TN	62	Senior V.P. & Controller, Principal Accounting Officer
Stephen F. Flatt 100 Vine St., Ste. 1400, Murfreesboro, TN	53	President
David L. Lassiter 100 Vine St., Ste. 600, Murfreesboro, TN	54	Senior V.P., Corporate Affairs
John K. Lines 100 Vine St., Ste. 1400, Murfreesboro, TN	49	Senior V.P., Secretary & General Counsel
Julia W. Powell 100 Vine St., Ste. 800, Murfreesboro, TN	60	Senior V.P., Patient Services
Charlotte A. Swafford 100 Vine St., Ste. 1100, Murfreesboro, TN	61	Senior V.P. & Treasurer
Michael Ussery 100 Vine St., Ste. 1400, Murfreesboro, TN	50	Chief Operating Officer

Joanne M. Batey (Senior Vice President, Homecare) has served NHC since 1976.  She served as Homecare Coordinator for five years before being named Vice President in 1989 and then Senior Vice President in 2003.  Prior to that she was Director of Communication Disorders Services for NHC.  Ms. Batey received her bachelor=s and master=s degrees in speech pathology from Purdue University.

D. Gerald Coggin (Senior Vice President, Corporate Relations) has been employed by NHC since 1973.  He served as both a health care center administrator and Regional Vice President before being appointed to his present position.  He received a B.A. degree from David Lipscomb University and an M.P.H. degree from the University of Tennessee.  Mr. Coggin is responsible for the Company=s rehabilitation, managed care, hospice, legislative activities, investor and public relations.  Currently he serves on the Boards of MidSouth Bank in Murfreesboro, Tennessee and Lipscomb University in Nashville.  He is the brother-in-law of W. Andrew Adams and Robert G. Adams.

Donald K. Daniel (Senior Vice President & Controller, Principal Accounting Officer) joined the Company in 1977 as Controller and serves as the Principal Accounting Officer.  He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Stephen F. Flatt (President) joined NHC in June 2005 as Senior Vice President-Development.  On January 1, 2009, Mr. Flatt became NHC’s President.  He served as the President of Lipscomb University from 1997 through June 2005 and prior to that President of Ezell Harding Christian School in Nashville and Vice President of Financial Affairs and Institutional Planning at Lipscomb.  Dr. Flatt served on the Board of Directors for the NCAA Division I, as President of the Atlantic Sun Athletic Conference and is a past chair of the Board of Directors of the Tennessee Independent College and Universities Association.  He currently is a member of the Board of SunTrust Bank in Nashville.  Dr. Flatt received his B.A. degree from David Lipscomb College and his M.S. degree and PhD from George Peabody College of Vanderbilt University.

David L. Lassiter (Senior Vice President, Corporate Affairs) joined the Company in 1995.  From 1988 to 1995, he was Executive Vice President, Human Resources and Administration for Vendell Healthcare.  From 1980-1988, he was in human resources positions with Hospital Corporation of America and HealthTrust Corporation.  Mr. Lassiter has a B.S. and an M.B.A. from the University of Tennessee.

John K. Lines (Senior Vice President, Secretary & General Counsel) joined the Company in 2006.  He served as General Counsel of Trinsic, Inc. from May 2005 through August 2006.  Prior to that Mr. Lines was the

Assistant General Counsel of Quest Communications International from April 2003 to May 2005.  Prior to April 2003, Mr. Lines acted as General Counsel to several companies including Sorento Networks, Inc., ResortQuest International, Inc. and Insignia Financial Group, Inc.  He was also an associate with the law firm of Squire, Sanders and Dempsey.  Mr. Lines has a B.S. in both Accounting and Finance from Purdue University and a J.D. from Indiana University-Bloomington.

Julia W. Powell (Senior Vice President, Patient Services) has been with the Company since 1974.  She has served as a nurse consultant and director of patient assessment computerized services for NHC.  Ms. Powell has a bachelor of science in nursing from the University of Alabama, Birmingham, and a master=s of art in sociology with an emphasis in gerontology from Middle Tennessee State University. She co-authored Patient Assessment Computerized in 1980 with Dr. Carl Adams, the Company=s founder.

Charlotte A. Swafford (Senior Vice President & Treasurer) has been Treasurer of the Company since 1985.  She joined the Company in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer.  She has a B.S. degree from Tennessee Technological University.

Michael Ussery (Chief Operating Officer) has been with the Company since 1980.  On January 1, 2009, Mr. Ussery was appointed Chief Operating Officer of NHC.  During his tenure with NHC he has served as Senior Vice President-Operations, Senior Vice President-Central Region, Regional Vice President, and Administrator in multiple locations.  Mr. Ussery also won the top honor of Administrator of the Year in 1989. He was promoted to Senior Vice President, Operations in early January 2005.  Mr. Ussery has a B.B.A. from Notre Dame and an M.B.A. from Middle Tennessee State University.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held four meetings during 2008.  All directors were present at the regularly scheduled meetings of the Board and of committees on which they served, except Mr. W. Andrew Adams was unable to attend the November 7, 2008 meeting of the Board.  The Company strongly urges, but does not require, directors to attend the Annual Meeting of the Shareholders.  At the 2008 Annual Meeting all directors were in attendance.  The American Stock Exchange listing rules (currently adopted by the NYSE Alternext US) require that a majority of the Board be comprised of independent directors.  The Board has identified Dr. Abernathy, Mr. Hassan, Mr. LaRoche and Mr. Tucker as independent directors.

The Board has formed and chartered three subcommittees, the charters being published on NHC=s website at www.NHCcare.com.  Each committee is comprised of four independent directors, and each committee is submitting a report in this Proxy Statement.  Each committee adopted its respective charter, which provides that each committee elects a chairman.  These committee meetings serve as the vehicle for regularly scheduled executive sessions of the non-management directors.  The committee chairman serves as the presiding officer at committee meetings.   The Amended and Restated Audit Committee Charter is attached to this proxy statement as Exhibit A.

The Audit Committee has adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues.  The full Board has adopted the NHC Code of Conduct and the NHC Valuesline, which are described on the Company=s website and in this Proxy Statement under the heading AInvestors.@

Finally, we note that the Board has found that Audit Committee member and Chairman Lawrence C. Tucker meets the SEC definition of Aaudit committee financial expert,@ and meets the NYSE Alternext US definition of an independent director.

BOARD OF DIRECTORS

COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee=s responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors.  The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration.  This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company.  Nominations by shareholders should be sent to National HealthCare Corporation, 100 E. Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee.  Any such nominations by shareholders shall include the candidate=s name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company=s Common Stock or Preferred Stock for at least one year as of the date the recommendation is made.  If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board=s consideration, the Committee looks at various criteria including experience, an understanding of the health care industry, finance and accounting.  The principal qualification of a director is the ability to act successfully on the shareholders= behalf.  The Committee then evaluates each nominee and does an internal rank ordering.  Existing Board members are automatically considered by the Committee for reelection.  The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities.  The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee met one time in November 2008 and then held a meeting on February 11, 2009 which resulted in the nominations of J. Paul Abernathy and Robert G. Adams for reelection to the Board at this 2009 Annual Meeting.

Submitted by the National HealthCare Corporation Nominating and Corporate Governance Committee.

J. Paul Abernathy, Chairman
Emil E. Hassan
Richard F. LaRoche, Jr.
Lawrence C. Tucker

Report of the Audit Committee

The Audit Committee met four times in 2008 and has filed the following report.  The Audit Committee engaged BDO Seidman LLP (ABDO@) for the 2008 quarterly reviews and the December 31, 2008 audit.   Representatives of BDO will attend the meeting, have an opportunity to make a statement if they desire, and be available to answer appropriate questions from the shareholders.

During 2008, the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of NHC's financial statements with generally accepted accounting principles, as well as attesting to the effectiveness of NHC=s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, which are included in the materials accompanying this Proxy Statement.  It also meets quarterly in executive session with the Company=s '404 compliance officer and BDO.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as required by SEC and NYSE Alternext US rules.  In addition, the Audit Committee has received from the independent registered public accounting firm the written communication required by Rule 3526 of the Public Company Accounting Oversight Board and discussed with them their independence from the Company and its management. Aggregate fees billed for the following categories of services are as follows:

	2007	2008
Audit Fees (1)	$867,900	$580,500
Audit-Related Fees (assurance and related services to the audit)	-0-	9,750
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All other fees	-0-	-0-

(1)  Fees for services related to (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting and quarterly reviews of the Company’s unaudited interim financial statements (2008 and 2007) and the filing of the Company’s registration statement on Form S-4 and SEC comment letters received by the Company (2007).

The Audit Committee=s Pre-Approval Procedure requires the full Audit Committee to pre-approve any transaction with the independent registered public accounting firm, which pre-approval was obtained in all applicable cases.

In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2008, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements and Section 404 attestation report be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission and distribution to our shareholders.

The members of the Audit Committee are listed below.  Each has been determined to be independent and the Chairman to be financially literate pursuant to American Stock Exchange Rule 803B.(2)(a)(iii), which is currently adopted by the NYSE Alternext US.  The Board has also found that Audit Committee member and Chairman Lawrence C. Tucker meets the SEC definition of “Audit Committee Financial Expert.”

Submitted by the National HealthCare Corporation Audit Committee.

Lawrence C. Tucker, Chairman
J. Paul Abernathy, M.D.
Emil E. Hassan
Richard F. LaRoche, Jr.

Report of the Compensation Committee

The Compensation Committee, which met twice in 2008, sets the compensation principles for the Company and reviews and establishes the principles for individual compensation levels for the Named Executive Officers.

For the annual executive compensation review, management provides the Compensation Committee with benchmark data for base salary and equity awards; additionally, management uses the web-based Equilar compensation database as a source for benchmark data for the Named Executive Officers.  Equilar draws data from proxy statements and reports filed with the Securities and Exchange Commission.

The Chief Executive Officer=s compensation is based on his performance in light of the corporate goals and objectives approved by the Committee.  In determining the long-term incentive component of the Chief Executive Officer=s compensation, the Committee considers the Company=s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years.  The Committee meets with the Chief Executive Officer of the Company to discuss the annual evaluation of the Chief Executive Officer=s performance.  Robert G. Adams has been the Chief Executive Officer since November 1, 2004.

The Committee has reviewed  the Compensation Discussion & Analysis (“CD&A”) with management and based on that review has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into NHC’s Form 10-K.

COMPENSATION DISCUSSION & ANALYSIS

We believe that our partners (as we call our employees) are the single most important element in our success.  We design our compensation program to be as similar as possible for all partners, irrespective of location, title or responsibilities.  For example, we attempt to mirror the compensation plan for our partners who deliver “hands on” care with the compensation of their facility-based supervisors, regional office supervisors and home office supervisors, including the Named Executive Officers of the Company.  The following overview will discuss each element of compensation both as it relates to our employees generally and specifically to our five named executive officers (“Named Executive Officers”).

Historically we have designed and continually implement a compensation program for all partners with the objective of providing every partner the opportunity to obtain total compensation equal to or higher than individuals in comparable markets or companies providing quality services in long term health care.

Over time our compensation plan has created elements of compensation in three broad areas: first, current cash compensation; second, equity related compensation to allow partners to participate in the growth and performance of the Company; and third, post employment compensation.  Fringe benefits, while not a significant element of our compensation program, are also discussed.

Cash Compensation

1.

Base Salary.  Our partners, including executive officers, are paid a salary which, in keeping with our overriding objective of performance-based compensation, is generally less than the salaries of employees at comparable companies, like Kindred Health, Skilled Healthcare and Sun Health, which are similar companies in the long term health care industry.  As the opportunity a partner has to impact the Company’s overall profitability and quality goals increases, the percentage of their income derived from base salary should decrease.  In general, we have no employment agreements with our partners, including the Named Executive Officers, other than our center administrators and directors of nursing, who have one year contracts.  Based on public documents, we believe that base salaries for our Named Executive Officers are below salaries for comparable executive officers at “peer” companies, but our Named Executive Officers are afforded a greater opportunity for performance compensation.

2.

Bonus Compensation.  Our partners, from the hourly workers in the health care centers to the Named Executive Officers, have the opportunity to participate in cash incentive compensation plans.  All of our officers, both Named Executive Officers and other executives, have allocated among themselves the responsibility for predetermined annual Company financial and quality objectives and can earn performance bonuses from the Pool described below.  In addition, certain executive officers, including Named Executive Officers, have the opportunity to earn performance bonuses in amounts predetermined in specific individual plans and payable upon obtaining the goals and objectives of that plan.

These bonuses are typically funded from our “NHC Executive Officer Performance Based Compensation Plan” (the “Plan”), which has been in operation in one form or another since 1977.  The current plan was established and approved by our shareholders at the 2007 Annual Shareholders Meeting and then amended at the 2008 Annual Shareholders Meeting.  This Plan requires that we achieve a significant annual return for our shareholders prior to any material performance compensation awards.  At the commencement of each calendar year the Board approves a pre-tax earnings goal.  If the pretax earnings goal is met for the year, the Pool is formed of two components: first, a base award equal to $4 million and, second, a bonus award calculated as follows:

•

Shareholders must first receive a required return equal to 15% of beginning common equity plus an estimate of the amount of pre-tax earnings necessary to pay the dividends on preferred stock, after including the expense of the $4 million base award; and

• An incentive bonus is then allowed equal to 30% of the amount in excess of the required return to shareholders.

The Plan is available for performance compensation to our Named Executive Officers, as well as others.  Since the Plan was approved by the shareholders, we are able to fully deduct for tax purposes compensation paid under the Plan. At the conclusion of each fiscal year and after consultation with the CEO, the Board allocates (in accordance with the terms of the Plan) the Pool among the Named Executive Officers and, in consultation with management, among other participants.

In making its allocation of the Pool, our Board’s Compensation Committee initially reviews our CEO’s salary and allocates a portion of the bonus to him based on his performance in light of the attainment of the corporate goals and objectives formulated for that fiscal year.  The goals and objectives are communicated to the executive officers early in the year.  In addition and as part of the Committee’s analysis, the Committee studies the compensation paid in comparable companies for comparable positions.  Finally, the Committee considers any stock awards or other compensation paid to our executive officers for that fiscal year.

Equity Based Compensation

Our equity based compensation program has two main components.  First, for every year since we have been a public company (1983) we have maintained an Employee Stock Purchase Plan (the “ESPP”).  Pursuant to the ESPP, every partner in the Company may contribute, by payroll deduction, up to $25,000 per year which is then used at the end of the year to purchase from the Company shares of Common Stock at a price equal to the lesser of the closing price on the first trading day of the fiscal year or the closing price on the last trading day of the fiscal year. Tax regulations prohibit us from allowing participation in the ESPP by any partner who is a 5% or greater shareholder.  The purpose of the ESPP is to encourage our partners to acquire equity ownership in the Company by allowing them to purchase our equity at an advantageous price.  Of our five Named Executive Officers, Robert G. Adams, D. Gerald Coggin, Donald K. Daniel and Michael Ussery participated in the ESPP this year.

The second component of our equity compensation is based upon traditional stock option grants.  We have maintained shareholder approved stock option plans since 1983.  The most recent plans were adopted in 2004 and 2005.  Although these plans authorize the Board and its Compensation Committee to issue various types of derivative equity, including stock appreciation rights and restricted stock, only traditional stock option grants have been issued. Every stock option we have issued has been with an exercise price set at the trading price of our stock on the American Stock Exchange (now NYSE Alternext US) on the stock option’s grant date.  The objective of our stock option policy is both to reward participating partners for their efforts by sharing in the Company’s stock value increase and, second, to induce partners to remain with us.  We accomplish the latter by granting five year stock options.  Additionally, from time to time the Board has approved the use of part of the bonus allowed under the NHC Executive Officer Performance Based Compensation Plan to be paid as a special cash bonus to participating partners to assist them in exercising the stock options.  In the last five years, stock option grants have been made to a group of Board identified “Key Employees” which includes executive officers, department heads, regional staff and certain home office partners, generally 30 to 40 partners in total.  Robert G. Adams, D. Gerald Coggin, Donald K. Daniel, Charlotte A. Swafford and Michael Ussery, our Named Executive Officers, received $1,848,927, $528,814, $528,814, $528,814 and $408,453, respectively, to assist in exercising options.  These amounts are subject to forfeiture by each Named Executive Officer if any such officer leaves the Company prior to March 2010.

Stock options to executive officers are generally granted every three to four years.  Stock options were last granted to executive officers in 2004, except for two more recently hired executives who were granted stock options in February 2007.  The grant of stock options is recommended to the Compensation Committee by the executive officers.  Historically there have been some stock option grants which were not exercised because they were never “in the money.”  The Company has never repriced stock options.  We have never had written policies for the issuance of stock options but historically the Committee has utilized management’s recommendations in approving the stock option grants.  Also, the Committee, upon approval of the grants, has normally authorized management to grant the stock options at their discretion.  The Company has never relied upon either the release of material information or the non-release of material information when issuing the grants.

Retirement and Post Employment Compensation

In keeping with our focus on performance compensation, we also believe in the personal responsibility of the partners to plan for their retirement. To this end, we have long sponsored a qualified defined contribution plan (the “401(k) Plan”), which is available to all partners, including our Named Executive Officers and provided by a third party.  Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that “highly compensated” employees can defer.  All of our key employees are considered highly compensated and thus are greatly curtailed in their ability to contribute to the 401(k) Plan.  Accordingly, the Company offers its highly compensated employees the opportunity to participate in a non-qualified Key Employee Deferred Compensation Plan (the “Key Employee Plan”) provided by a third party.  Both plans offer participants a menu of investment choices.  In the 401(k) Plan, the Company matches the partner’s contributions to the plan in an amount equal to 50% of the partner’s contribution up to 2.5% of the their total quarterly compensation.  The 401(k) Plan has an option of investing in our Common and Preferred Stock, but the matching contribution is made irrespective of the investment choices by the partner.

In the Key Employee Plan, the Company will match 15% of a partner’s contribution to the plan only to the extent the partner’s contribution is invested in our stock.  All Company contributions are vested when the participant has been in the plan for eight years.  Two of the Company’s Named Executive Officers, Mr. Daniel and Mr. Ussery, made contributions to the third party provided Key Employee Plan in 2008, with the amounts of the Company contribution being disclosed in the Summary Compensation Table and their individual deferrals detailed in the narrative.  All of the Named Executive Officers are now 100% vested in the Company match.  The Key Employee Plan is not provided by the Company; it is provided by National Health Corporation.  We reimburse National Health Corporation actual expenses incurred by it, plus a fee of one percent for other administrative services.

Fringe Benefits

The following fringe benefits are available to all of our managerial partners, including the Named Executive Officers:

-

Cars are provided to those officers or partners whose job requirements dictate travel in excess of 20,000 miles per year.  None of our Named Executive Officers have such cars.

-

Normal and customary business expenses incurred in the performance of the Company’s duties are reimbursed based upon written guidelines.

-

All full time partners, whether hourly or salaried, are covered with Company sponsored health insurance and must individually pay a portion of the premium for the plan in which they enroll.  In addition, all benefit eligible employees are provided with a life insurance component, the premium of which is paid for all employees by the Company.

2008 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen-sation ($) (4)	Change in Pension Value & Nonqualified Def. Comp. Earnings ($)	All Other Comp-ensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert G. Adams CEO (6)	2008 2007 2006	134,500 132,144 145,385	1,200,000 1,000,000 950,000	0 0 0	194,553 197,135 206,501	0 0 0	0 0 0	52 52 52	1,529,105 1,329,331 1,301,938
D. Gerald Coggin SVP Corp. Relations	2008 2007 2006	115,192 114,904 111,356	10,000 0 10,000	0 0 0	48,222 48,358 54,906	463,717 435,068 392,590	0 0 0	1,252 1,252 1,452	638,383 599,582 570,304
Donald K. Daniel SVP & Controller, Prin. Acct. Officer	2008 2007 2006	125,000 124,808 124,231	800,000 725,000 600,000	0 0 0	50,201 52,796 57,730	0 0 0	0 0 0	33,562 21,374 19,047	1,008,763 923,978 801,008
Charlotte A. Swafford SVP & Treasurer	2008 2007 2006	125,000 124,808 124,231	800,000 750,000 600,000	0 0 0	48,116 48,116 54,746	0 0 0	0 0 0	52 52 52	973,168 922,976 779,029
Michael Ussery Chief Operating Officer	2008 2007 2006	115,968 113,104 111,949	20,000 20,000 20,000	0 0 0	40,328 38,492 42,082	508,927 469,515 436,785	0 0 0	14,446 14,069 14,099	699,669 655,180 624,915

(1)

The NHC Executive Officer Performance Based Compensation Plan is designed to reward executive officers and other key employees of the Company.    If the Company meets certain performance targets, the plan creates a minimum $4 million pool which can be increased by 30% of any pre-tax income of the Company above a 15% return to shareholders on beginning common equity plus an estimate of the amount of pretax earnings necessary to pay the dividends on preferred stock, after including the expense of the $4 million base award. The Compensation Committee recommends and the Board approves an initial allocation of the amounts earned subject to a final allocation made by the Compensation Committee and ratified by the full Board at the end of the fiscal year. At the end of 2008 the Compensation Committee allocated 50% of this pool to the Chief Executive Officer and lesser amounts (as identified in the Summary Compensation Table) to the other four Named Executive Officers. Mr. Robert Adams’ bonus is larger than the other Named Executive Officers as he has a greater ability to affect corporate performance and thus a great deal of his pay is “at risk.” The allocations for Mr. Coggin and Mr. Ussery were based on their success in reaching the Company’s 2008 goals for which they were responsible.  Mr. Adams, Mr. Daniel and Ms. Swafford, due to their positions, were not held responsible for the performance of specific goals, thus their allocation of the NHC Executive Officer Performance Based Compensation Plan is strictly as determined by the Compensation Committee and ratified by the Board.  In determining the amount to reward Mr. Adams, Mr. Daniel and Ms. Swafford, the Compensation Committee took into account the total compensation earned by the CEO, Controller and Treasurer at other publicly traded long-term care health care companies, namely Kindred Health, Skilled Healthcare, and Sun Health.  Finally, the Compensation Committee calculated the gain to all Named Executive Officers on the stock option awards granted in 2004 which will not vest until 2009.  Based on this analysis, the bonus compensation for Mr. Adams, Mr. Daniel and Mrs. Swafford was allocated as set forth above. Robert G. Adams, D. Gerald Coggin, Donald K. Daniel, Charlotte A. Swafford and Michael Ussery, our Named Executive Officers, received $1,848,927, $528,814, $528,814, $528,814 and $408,453, respectively, to assist in exercising options.  These amounts are subject to forfeiture by each Named Executive Officer if any such officer leaves the Company prior to March 2010.

(2)

No stock awards were made to Named Executive Officers or key employees during 2008.

(3)

None of the Named Executive Officers were granted stock options in 2008; however, current outstanding options that were granted in March 2004 have been computed in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) in this column.

(4)

Mr. Coggin and Mr. Ussery have individual performance plans based on quality, financial and growth goals of the Company.

(5)

The amounts listed in the All Other Compensation column are comprised of the Company match to the Named Executive Officers’ 401(k) Plan, Key Employee Deferred Compensation Plan and group term life insurance benefit ($51.96 each).  Mr. Adams and Ms. Swafford did not receive a match in either the 401(k) Plan or the deferred compensation plan.  Mr. Coggin received a $1,200 match to his 401(k) Plan and $0 to the deferred compensation plan account.  Mr. Daniel received a match of $0 to his 401(k) Plan account and $33,510 to the deferred compensation plan.  Mr. Ussery received a match of $1,500 to the 401(k) Plan and $12,894 to the deferred compensation plan.

(6)

Robert G. Adams is also a director of NHC but receives no compensation as a director.

During 2008, Mrs. Swafford did not defer any compensation under both the non-qualified deferred compensation plan and the Company’s 401(k) Plan.  Mr. Adams and Mr. Coggin did not defer any compensation under the non-qualified deferred compensation plan but did make contributions under the Company’s 401(k) Plan in the amount of $10,500 and $10,000, respectively.  Mr. Daniel deferred $223,400 under the non-qualified deferred compensation plan and $4,000 under the 401(k) Plan.  Mr. Ussery deferred $85,959 under the non-qualified deferred compensation plan and $16,100 under the 401(k) Plan.

For additional details on the Key Employee Plan, please see the details in the table so identified.

GRANTS OF PLAN-BASED AWARDS

(None in 2008)

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Under-lying Unexer-cised Options (#) Exercis-able	Number of Securities Under-lying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Under-lying Unexer-cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert G. Adams CEO	0	100,959	0	$20.90	3/23/09	0	0	0	0
D. Gerald Coggin, SVP Corporate Relations	0	15,687	0	$20.90	3/23/09	0	0	0	0
Donald K. Daniel, SVP & Controller, Prin. Accounting Officer	0	15,687	0	$20.90	3/23/09	0	0	0	0
Charlotte A. Swafford, SVP & Treasurer	0	15,687	0	$20.90	3/23/09	0	0	0	0
Michael Ussery, Chief Operating Officer	0	12,550	0	$20.90	3/23/09	0	0	0	0

(1)  These stock options vest on February 21, 2009.

No equity awards were issued in 2008.  The current outstanding grants to executive officers and other key employees of the Company were stock options issued on March 24, 2004, and in the case of two more recently hired executive officers, February 16, 2007.

2008 OPTIONS EXERCISED AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert G. Adams, CEO	39,920	1,061,872	0	0
D. Gerald Coggin, Sr. V.P., Corp. Relations	12,500	332,500	0	0
Donald K. Daniel, Sr. V.P. & Controller	12,500	332,500	0	0
Charlotte A. Swafford, Sr. V.P. & Treasurer	12,500	332,500	0	0
Michael Ussery, Chief Operating Officer	10,000	266,000	0	0

2008 PENSION BENEFITS

The Company does not offer any pension benefit plans; thus this table is not utilized.

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert G. Adams CEO	0	0	-	0	-
D. Gerald Coggin SVP, Corp. Relations	0	0	-	0	-
Donald K. Daniel SVP & Controller	223,400	33,510	-	0	-
Charlotte A. Swafford SVP & Treasurer	0	0	-	0	-
Michael Ussery Chief Operating Officer	85,959	12,894	-	0	-

(1) The Key Employee Plan is not provided by the Company and as such the Company has no responsibility for Aggregate Earnings or the Aggregate Balance. While the Company funds and expenses the contributions to the Plan, the Company is not obligated to pay the executive the Aggregate Balance of the nonqualified deferred compensation account and the Aggregate Balance is not a claim on the Company’s assets.  Therefore, no amounts are reported under these columns. See the second paragraph under “Retirement and Post Employment Compensation” of the CD&A, starting on page 17.

The Company’s only non-qualified deferred compensation plan has been previously described under “Key Employee Non-Qualified Deferred Compensation Plan.” The above table indicates that only two of the five Named Executive Officers contributed to the plan during 2008, although all five have participated in one or more years.  The amounts set forth in column (c) in the 2008 Nonqualified Deferred Compensation Table above are included in the Summary Compensation Table in column (i).

DIRECTOR COMPENSATION

Our principles of directors’ compensation are aligned with the overall goals and objectives of overall partner compensation.  That is, the directors (as the policy makers for the Company) should be compensated primarily by the financial and quality performance of the Company and only secondarily by cash compensation.  Accordingly, director compensation is divided into two components:

A.

Cash Compensation

Directors receive cash compensation based on meetings actually attended in person.  The current compensation is $3,000 per regularly scheduled meeting attended and is an amount which was recommended to the Board by the Chief Executive Officer but which may be set at the Board’s discretion.  Since 2002, the Company has also chartered and created three Board committees: the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee.  Beginning in 2008, the Chairman of the Audit Committee received an additional fee of $8,000 per year and the Chairmen of the Compensation and Nominating and Corporate Governance Committees each received an additional fee of $4,000 per year.  No additional payments are typically made to either committee members or the chairman of these committees.

B.

Equity Awards

Under the stock option plan approved by the Company’s shareholders, directors receive a five year stock option, granted and issued on the day of the Annual Meeting of the Shareholders each year with an exercise price set at the closing price of NHC’s Common Stock on that day.  Such options expire at the end of five years and vest immediately upon grant.  The Board has not historically focused on compensation of comparable companies because it has been able to attract and retain independent Board members at the current compensation level. However, the Board annually reviews its total compensation package in light of compensation paid to directors of comparable health care companies and has found its compensation comparable with similar companies.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqual-ified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
J. Paul Abernathy, M.D.	16,000	0	122,216	0	0	125,000	263,216
Robert G. Adams	0	0	0	0	0	0	0
W. Andrew Adams	9,000	0	122,216	0	0	0	131,216
Ernest G. Burgess III	12,000	0	122,216	0	0	125,000	259,216
Emil E. Hassan	16,000	0	122,216	0	0	125,000	263,216
Richard F. LaRoche, Jr.	12,000	0	122,216	0	0	125,000	259,216
Lawrence C. Tucker	20,000	0	122,216	0	0	125,000	267,216

(1) Stock Option shares unexercised and outstanding include the following: 27,620 shares for Dr. Abernathy, 60,000 shares for Mr. W. Andrew Adams, -0- shares for Mr. R. G. Adams, 66,372 shares for Mr. Burgess, 60,000 shares for Mr. Hassan, 68,000 shares for Mr. LaRoche, and 60,000 shares for Mr. Tucker, of which all may be acquired upon the exercise of stock options granted under the Company's 2002 Stock Option Plan, 2004 Stock Plan or 2005 Stock Plan.

(2) Outside directors were each awarded a $125,000 bonus to exercise outstanding stock options.  Mr. W. Andrew Adams chose not to accept the bonus.

From time to time the Board may form independent committees.  These committees are empowered to retain outside advisors and pay themselves additional compensation for their work.  Mr. Robert G. Adams, as CEO of the Company, receives no compensation for service on the Board of Directors.  Directors Abernathy, Burgess, Hassan, LaRoche and Tucker each attended four regular Board meetings in 2008, receiving $3,000 per meeting.  Director W. Andrew Adams attended three regular Board meetings in 2008, receiving $3,000 per meeting.

The Company’s directors do not participate in any other compensation plans or programs of the Company.

Pursuant to the Company’s shareholder approved stock option plan, directors who are not executive officers annually receive an option to purchase 15,000 shares of the Company’s Common Stock at its closing price on the date of the Annual Meeting of the Shareholders each fiscal year.  Pursuant to SFAS 123(R) the 15,000 shares that were granted on May 1, 2008 had a grant date fair value of $8.1477 per share.  The option exercise price for these shares, however, is $51.50 per share.

We have carefully considered these compensation programs, always taking into account shareholders' concerns and feel that our programs and the compensation which they produce for not only our Named Executive Officers but also partners in all areas of the Company and its subsidiaries are vital to our continuing efforts to obtain and retain our people and improve our competitive position.

Submitted by the National HealthCare Corporation Compensation Committee.

Emil E. Hassan, Chairman
J. Paul Abernathy
Richard F. LaRoche, Jr.
Lawrence C. Tucker

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the “SEC”).  Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and must make such filings with the SEC within 2 days of any applicable transaction.  The Company reminds all of the officers and directors of this requirement monthly.

To the Company's knowledge and based on the review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2008 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were filed timely, except for a Form 4 filing by Richard F. LaRoche, Jr. on 4/24/08 that was one day late, a Form 4 filing by D. Gerald Coggin on 1/12/09 that was six days late, a Form 4 filing by W. Andrew Adams on 5/7/08 that was two days late and a Form 5 filing by W. Andrew Adams on 2/26/09 that should have been reported on a Form 4 on 12/29/08.

SECURITIES OWNED BY DIRECTORS & OFFICERS

The following table presents the security ownership of management, showing the ownership of directors, Named Executive Officers and directors and Named Executive Officers as a group as of March 6, 2009:

Name of Beneficial Owner	Amount & Nature of Common Stock Beneficial Ownership(1)(2)(3)	Percent of Class	Amount & Nature of Preferred Stock Beneficial Ownership	Percent of Class
J. Paul Abernathy, M.D., Director	41,091	*	12,388	*
Robert G. Adams, Chairman & CEO	462,957	3.4%	446,309	4.1%
W. Andrew Adams, Director	889,847	6.4%	594,924	5.5%
Ernest G. Burgess III, Director	251,919	1.8%	147,560	1.4%
Emil E. Hassan, Director	85,115	*	17,000	*
Richard F. LaRoche, Jr., Director	486,471	3.5%	386,239	3.6%
Lawrence C. Tucker, Director	130,000	*	-	-
D. Gerald Coggin, Sr. V.P., Corporate Relations	419,520	3.1%	263,181	2.4%
Donald K. Daniel, Sr. V.P. & Controller, Principal Accounting Officer	249,365	1.8%	141,073	1.3%
Charlotte A. Swafford, Sr. V.P. & Treasurer	226,150	1.7%	152,978	1.4%
Michael Ussery, Chief Operating Officer	85,506	*	37,257	*
Directors & Named Executive Officers as a group	3,327,941	22.9%	2,198,909	20.3%

* Less than 1%

(1) Assumes exercise of stock options outstanding.  See AOption Plans.@ Included in the amounts above are 27,620 shares to Dr. Abernathy, 60,000 shares to Mr. W. A. Adams, -0- shares to Mr. R. G. Adams, 66,372 shares to Mr. Burgess, 60,000 shares to Mr. Hassan, 68,000 shares to Mr. LaRoche, 60,000 shares to Mr. Tucker, -0- shares to Mr. Coggin, -0- shares to Mr. Daniel, -0- shares to Ms. Swafford, and -0- shares to Mr. Ussery, of which all may be acquired upon the exercise of stock options granted under the Company's 2002, 2004 and 2005 Stock Plans.

(2) Assumes conversion of the Preferred Stock held by each holder with respect to their ownership only.  Included in the above are 2,998 shares to Dr. Abernathy, 143,995 shares to Mr. W. A. Adams, 108,025 shares to Mr. R. G. Adams, 35,715 shares to Mr. Burgess, 4,115 shares to Mr. Hassan, 93,485 shares to Mr. LaRoche, 63,700 shares to Mr. Coggin, 34,145 shares to Mr. Daniel, 37,027 shares to Ms. Swafford, and 9,018 shares to Mr. Ussery.

(3) None of the shares owned by members of management have been pledged as security for any obligation except as follows:  149,832 shares by Ernest G. Burgess III, 115,000 shares by D. Gerald Coggin, 29,000 shares by Charlotte A. Swafford and 6,519 shares by Michael Ussery.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Persons

NHC employs two persons who are immediate family members of directors and/or executive officers as described in this Proxy Statement under the caption ADirectors & Executive Officers of Registrant@ and who receive in excess of $120,000 in salary and benefits.  J. Buckley Winfree and Lynn B. Foster are administrators of nursing homes that are affiliated or managed by NHC and are compensated in accordance with the same standards that are applied to administrators at NHC owned, managed or leased nursing facilities.

National Health Investors, Inc.

In 1991, NHC formed NHI as a wholly-owned subsidiary.  The Company then transferred to NHI certain healthcare facilities owned by us and distributed the shares of NHI to NHC’s shareholders.  The distribution had the effect of separating NHC and NHI into two independent public companies.  As a result of the distribution, all of the outstanding shares of NHI were distributed to the then NHC investors.  NHI is listed on the New York Stock Exchange and at December 31, 2008, NHC owned 1,630,642 shares (5.9%) of NHI’s outstanding common stock.

On October 17, 1991, concurrent with NHC’s conveyance of real property to NHI, the Company leased from NHI the real property of 40 long-term healthcare centers and three retirements centers.  Each lease was for an initial term originally expiring December 31, 2001, with two additional five-year renewal terms at NHC’s option, assuming no defaults.  During 2000, NHC exercised its option to extend the lease term for the first five-year renewal term under the same terms and conditions as the initial term.

On December 27, 2005, NHC exercised its option to extend the existing master lease on 41 properties for the second renewal term.  The 41 properties include four Florida properties that are leased to and operated by others, none of which we own or control, but for which NHC continues to guarantee the lease payments to NHI under the master lease.  The 15-year lease extension began January 1, 2007 and includes three additional five-year renewal options, each at fair market value.  Under the terms of the lease, base rent for 2007 will total $33,700,000 with rent thereafter escalating by 4% of the increase in facility revenue over a 2007 base year.  The lease renewal provides for no percentage rent in 2007 since 2007 is the new base year.  The percentage rent is based on a quarterly calculation of revenue increases and is payable on a quarterly basis.  Percentage rent for 2008 was approximately $531,000.

National Health Corporation

National Health Corporation (“National”), which is wholly-owned by the National Health Corporation Leveraged Employee Stock Ownership Plan (AESOP@), was formed in 1986 and served as NHC’s administrative general partner when it operated as a master limited partnership through December 31, 1997. NHC manages five centers for National under a management contract that has been extended until January 20, 2018.

In conjunction with NHC’s management contract, the Company has entered into a line of credit arrangement whereby amounts may be due to or from National from time to time.  The maximum loan commitment under the line of credit is $2,000,000.  The interest rate on the line of credit is 85% of prime and the final maturity is January 20, 2018.  During 1991, NHC borrowed $10,000,000 from National.  The term note payable required quarterly interest payments at 8.5% until December 31, 2007 and at 85% of the prime rate thereafter.  This note was renewed on January 1, 2008, with the entire principal due at maturity in 2018.

National provides payroll services to NHC, provides employee fringe benefits, and maintains certain liability insurance.  We pay to National all the costs of personnel employed for our benefit, as well as an administrative fee equal to 1% of payroll costs.  At December 31, 2008 National owned 1,271,147 shares (or approximately 9.8%) of NHC’s outstanding Common Stock and 1,271,147 shares (or approximately 11.7%) of the outstanding Preferred Stock.  Please refer to Note 4 of the consolidated financial statements of the 2008 Form 10-K for more detail regarding NHC’s relationship with National.

Policies and Procedures for Related Party Persons Review

The Audit Committee of our Board of Directors reviews and evaluates any transaction, arrangement or relationship in which NHC and any of its subsidiaries is a participant and the amount involved exceeds $120,000 in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest.

A related party transaction reviewed under the policy will be considered ratified if it is approved by the Audit Committee (the “Committee”) after full disclosure of the related party’s interest in the transaction.  As appropriate for the circumstances, the Committee will review and consider:

•

the related party’s interest in the related party transaction;

•

the approximate dollar value of the amount involved in the related party transaction;

•

whether the transaction was undertaken in the ordinary course of the Company’s business;

•

whether the terms of the transaction are proposed to be, or were, entered into on terms no less favorable to the Company than terms that could have been, or have been, reached with an unrelated third party;

•

the purpose of, and the potential benefits to us of, the transaction;

•

whether any alternatives were considered that would not have involved a transaction with a related party; and

•

any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in the Company’s best interest.  The Committee may impose any conditions on the Company in connection with the related party transaction that it deems appropriate.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the ANHC Valuesline@ program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHC executive officers, and the NHC Board.  The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested.  The Compliance Officer will forward any inquiries to or about executive officers or directors to the Corporate Secretary, who will coordinate any necessary communication and response.  All shareholder communications concerning officers, directors, or corporate board questions are relayed to the Board of Directors.  The Compliance Officer meets at least annually with the Board in Executive Session.

SHAREHOLDER PROPOSALS

Proposals from shareholders intended for inclusion in the Proxy Statement and form of proxy for the 2010 Annual Meeting of Shareholders must be received by the Company on or before November 25, 2009.   Proposals submitted after November 25, 2009 will be considered untimely for the 2010 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8(e).  Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company.  The Company utilizes the services of Broadridge Financial Solutions to disseminate its proxy materials.  In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHC website (www.NHCcare.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, press releases and the like).  We also maintain the following documents on the website, all of which we hereby incorporate herein by reference as though copied verbatim:

- The Restated Audit Committee Charter,

- The Compensation Committee Charter,

- The Nominating and Corporate Governance Committee Charter,

- Valuesline information, and

- The NHC Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company.  If there are any amendments or waivers to the Code of Ethics, it will be published on the website.  To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request.  All of our press releases for the last two years can be accessed on the press release page and there are also listings of the various services that the Company provides, a listing of the facilities and their locations, information on long-term care insurance and job opportunities.  The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/John K. Lines
John K. Lines, Secretary, SVP & General Counsel

March 27, 2009

Murfreesboro, Tennessee

Exhibit A

NATIONAL HEALTHCARE CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.

Purpose

The primary functions of the Audit Committee are to assist the Board of Directors of National HealthCare Corporation (the “Company”) in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s corporate audit department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.

Organization

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, The American Stock Exchange (now NYSE Alternext US) and any other regulatory requirements.

Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors on the recommendation of the Nominating/Corporate Governance Committee; members shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.  The Audit Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

III.

Meetings

The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of management, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with management and the Company’s independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

IV.

Responsibilities and Duties

In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee shall:

With respect to the independent auditors:

1.

Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2.

Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

3.	Review the performance of the Company’s independent auditors on at least an annual basis.

4.

On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors’ continued independence. The Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors’ independence.

5.

At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6.

Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

7.	Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

8.	Review, based upon the recommendation of the independent auditors and the corporate audit department, the scope and plan of the work to be done by the independent auditors for each fiscal year.

With respect to financial statements:

1.

Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

2.

Review and discuss: (i) with management and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

3.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

4.

Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

5.

Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Periodic and Annual Reviews:

1.

Periodically review separately with each of management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

2.

Periodically discuss with the independent auditors, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

3.

Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors or management. Review with the independent auditors and management at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

4.

Review with management, the independent auditors and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

5.

Obtain and review an annual report from management relating to the accounting principles used in preparation of the Company’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

Discussions with Management:

1.

Review and discuss with management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

2.

Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

3.

Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

4.

Review and discuss with management (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies), and (ii) the program that management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

5.	Review and discuss with management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

6.

Obtain explanations from management for unusual variances in the Company’s annual financial statements from year to year, and review annually the independent auditors’ letter of the recommendations to management and management’s response.

With respect to the internal audit function and internal controls:

1.	Review, based upon the recommendation of the independent auditors, the scope, plan and personnel of the work to be done.

2.

In consultation with the independent auditors and management, (a) review the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the corporate audit department.

3.

Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other:

1.	Establish a policy on related-party transactions and review and approve all related-party transactions. The currently adopted policy is as follows:

Policy for Related Party Transactions.  The Audit Committee of the Board of Directors will evaluate any transaction, arrangement or relationship in which National HealthCare Corporation (“NHC” or “Company”) or any of its subsidiaries or affiliates is a participant and the amount involved exceeds $120,000 in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) (each of whom is a “related party”) has a direct or indirect material interest.

A related party transaction reviewed under this policy will be considered ratified if it is approved by the Audit Committee (the “Committee”) after full disclosure of the related party’s interest in the transaction.  As appropriate for the circumstances, the Committee will review and consider:

•	the related party’s interest in the related party transaction;
•	the approximate dollar value of the amount involved in the related party transaction;
•	whether the transaction was undertaken in the ordinary course of the Company’s business;
•	whether the terms of the transaction are proposed to be, or were, entered into on terms no less favorable to NHC than terms that could have been, or have been, reached with an unrelated third party;
•	the purpose of, and the potential benefits to NHC of, the transaction;
•	whether any alternatives were considered that would not have involved a transaction with a related party; and
•

any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve the transaction only if the Committee determines that, under all of the circumstances, the transaction is in the Company’s best interest.  The Committee may impose any conditions on the Company in connection with the related party transaction that it deems appropriate.

2.

Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

3.	Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

4.	Review any management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

5.	Review with management and the independent auditors the sufficiency and quality of the financial and accounting personnel of the Company.

6.	Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

7.	The Committee shall conduct an annual performance evaluation.

8.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

V.

Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

This Charter will be made available on the Company’s website at “www.NHCcare.com”.

Date of Amendment:  April 24, 2007

PROXY

NATIONAL HEALTHCARE CORPORATION
100 E. Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Robert G. Adams and/or John K. Lines as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National HealthCare Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at City Center on the 14th Floor, 100 E. Vine Street, Murfreesboro, Tennessee, on Tuesday, May 5, 2009, at 4:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL I.

I. ELECTION OF	For nominees listed below:	___ For All
DIRECTORS	(1) J. Paul Abernathy
___ Withhold All
(2) Robert G. Adams
___ For All Except

To withhold authority to vote, mark AFor All
Except@ and write the nominee=s name on the line
below.
_________________________________

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL I.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

_________________________________________

________________________________

Signature

Date

_________________________________________

________________________________

Signature, if held jointly

Date

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.